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                                                                    EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-72903 on Form S-8, Registration Statement No. 333-93893 on Form S-8, and Registration Statement No. 333-31692 on Form S-3, of Salton, Inc. of our report dated September 7, 2000, appearing in the Annual Report on Form 10-K of Salton, Inc. for the year ended July 1, 2000. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the Registration Statement on Form S-3.

Deloitte & Touche LLP

Chicago, Illinois
September 27, 2000